Exhibit 99

301 Merritt  7
Norwalk, CT
06851  U.S.A.
T (203) 840-2000
www.appliedbiosystems.com

News Release

Contacts
Investors
William Craumer
650.638.6382
william.craumer@appliedbiosystems.com

Media
Peter Dworkin
650.554.2479
peter.dworkin@appliedbiosystems.com

APPLIED BIOSYSTEMS STOCKHOLDERS APPROVE MERGER
WITH INVITROGEN

NORWALK, CT – October 28, 2008 – Applied Biosystems Inc. (NYSE: ABI) today announced that its stockholders have voted to approve the company’s proposed merger with Invitrogen Corporation (NASDAQ: IVGN) at a special meeting of stockholders held today.

“We are pleased with the overwhelming support of this transaction by our stockholders,” said Tony L. White, Chairman and Chief Executive Officer of Applied Biosystems.  “The combination with Invitrogen presents exciting opportunities for stockholders, customers, and employees alike.  The life sciences are one of the most dynamic industries in the global economy, and the merger of these two fine companies should help accelerate medical research, drug development, and the adoption of molecular technologies in other fields such as food and environmental testing.”

More than 98 percent of the shares voted were cast in favor of the transaction at the special meeting.  The number of shares voted in favor of the transaction represented more than 80 percent of the total shares outstanding and entitled to vote at the meeting.

The closing of the merger is conditioned on receipt of antitrust clearance under the European Council Merger Regulation and other customary closing conditions.

Later today Invitrogen plans to announce the outcome of its special stockholder meeting to consider the merger.

About Applied Biosystems Inc.

Applied Biosystems Inc. (formerly known as Applera Corporation) is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry and commercial markets. Driven by its employees' belief in the power of science to improve the human condition, the company commercializes innovative technology solutions for DNA, RNA, protein and small molecule analysis. Customers across the disciplines of academic and clinical research, pharmaceutical research and manufacturing, forensic DNA analysis, and agricultural biotechnology use the company’s tools and services to accelerate scientific discovery, improve processes related to drug discovery and development, detect potentially pathogenic microorganisms, and identify individuals based on DNA sources. Applied Biosystems has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Applied Biosystems Inc. is headquartered in Norwalk, CT.  On June 12, 2008, Applera Corporation and Invitrogen Corporation (NASDAQ: IVGN) announced that their Boards of Directors had approved a definitive merger agreement under which Invitrogen will acquire all of the outstanding shares of Applied Biosystems stock.  The merger is subject to customary closing conditions.  Information about Applied Biosystems, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.appliedbiosystems.com. All information in this release is as of the date of the release, and Applied Biosystems does not undertake any duty to update this information unless required by law.

Applied Biosystems Forward-Looking Statements

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” "should,” “anticipate,” "planned," and "expect," among others. These forward-looking statements are based on our current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.   The risks and uncertainties that may affect the operations, performance, development, and results of our business, including the proposed merger with Invitrogen, include but are not limited to: (1) our proposed merger with Invitrogen is subject to the approval under the European Commission Merger Regulation, and we cannot provide assurances as to whether we will obtain the Commission’s clearance or whether the clearance granted will be subject to any conditions on the Company resulting from the merger; (2) our proposed merger with Invitrogen is subject to the satisfaction of various other conditions specified in the merger agreement, and we cannot provide assurances that all of the conditions will be satisfied; (3) the announcement of the proposed merger and our planning for the integration of the two companies could disrupt our business plans and operations, adversely affect our relationships with other companies such as customers and suppliers, and divert the attention of our management; (4) rapidly changing technology and evolving industry standards could adversely affect demand for our products, and our business is dependent on development and customer acceptance of new products; (5) our sales are dependent on customers’ capital spending policies and government-sponsored research; (6) we have significant overseas operations, and fluctuations in the value of foreign currencies could affect our financial and operating results; (7) our growth depends in part on our ability to acquire complementary technologies through acquisitions, investments, or other strategic relationships or alliances, which may not be successful, may absorb significant resources, may cause dilution, and may result in impairment or other charges; (8) we may be subject to liabilities related to our use, manufacture, sale, and distribution of hazardous materials; (9) some of our principal facilities are subject to the risk of earthquakes, which could interrupt operations; (10) our products are based on complex, rapidly developing technologies, which has resulted in some ongoing legal actions against us and which creates a constant risk of lawsuits, arbitrations, investigations, and other legal actions with private parties and governmental entities, particularly involving claims for infringement of patents and other intellectual property rights; (11) some of the intellectual property that is important to our business is owned by other companies or institutions and licensed to us, and legal actions against these companies or institutions could harm our business; (12) we may need to license intellectual property from third parties to avoid or settle legal actions brought against us; (13) we are dependent on the operation of computer hardware, software, and Internet applications and related technology for our business, particularly those areas of our business focused on the development and marketing of information-based products and services; (14) new clinical diagnostic instruments to be developed by us may not receive required regulatory clearances and/or may not be accepted and adopted by the market; (15) we rely on a single supplier or a limited number of suppliers for some key products and key components of some of our products; and (16) other factors that might be described from time to time in our filings with the Securities and Exchange Commission.

©Copyright 2008. Applied Biosystems Inc. All rights reserved.  Applera, Applied Biosystems, and AB (Design) are registered trademarks of Applied Biosystems Inc. or its subsidiaries in the U.S. and/or certain other countries.  Invitrogen is a registered trademark of Invitrogen Corporation.

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